UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

HeartBeam, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the boxes that apply):

☑	No fee required.
☐	Fee paid previously with preliminary materials.

HEARTBEAM, INC.

2118 Walsh Avenue, Suite 210

Santa Clara, CA 95050

(408) 899-4443

Notice of 2026 Annual Meeting of Shareholders

Dear HeartBeam Shareholders:

It is our pleasure to invite you to attend HeartBeam, Inc.’s 2026 Annual Meeting of Shareholders (the “Annual Meeting”).

Date:	July 31, 2026, Friday

Time:	1:00 p.m., Eastern Daylight Time

Virtual Location:

You can attend the Annual Meeting online, including to vote and/or submit questions, at www.virtualshareholdermeeting.com/BEAT2026. See page 1 of the accompanying proxy statement for additional information regarding participation in the virtual meeting.

Items of Business:	At the Annual Meeting, shareholders will be asked to vote:
1.
To elect the following nine persons to serve as directors of the Company until the 2027 Annual Meeting of Shareholders and thereafter until their successors have been elected and qualified: Richard Ferrari, Branislav Vajdic, George A. de Urioste, Marga Ortigas-Wedekind, Willem Elfrink, Mark Strome, Kenneth Nelson, Michael Jaff, DO, and Robert Eno;
2.
To approve the appointment of CBIZ CPAs P.C. as the independent registered public accounting firm of the Company for 2026;
3.
To amend the 2022 Equity Incentive Plan to increase authorized shares by 3,000,000; and
4.
To transact such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Record Date:	You are entitled to notice of the Annual Meeting, and can participate and vote at the Annual Meeting if you were a shareholder of record as of the close of business on June 05, 2026.

Voting:

Your vote is very important to us. Whether or not you plan to attend the virtual Annual Meeting, please ensure your shares are represented by voting promptly. For instructions on how to vote your shares, please refer to the instructions included with this proxy statement or on your proxy card or voting instruction form.

By order of the Board of Directors,

/s/ Robert Eno
Robert Eno
Director and Chief Executive Officer
Santa Clara, California, June 05, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON Friday July 31, 2026:

HEARTBEAM, INC.

2118 Walsh Avenue, Suite 210

Santa Clara, CA 95050

(408) 899-4443

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON July 31, 2026

GENERAL

This proxy statement (“Proxy Statement”) is being furnished to the shareholders (the “Shareholders”) of HeartBeam, Inc., a Delaware corporation (the “Company” or “HeartBeam”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) from the Shareholders for use at the 2026 Annual Meeting of Shareholders to be held at 1:00 p.m., Eastern Daylight Time, on Friday July 31, 2026, and any continuations, postponements or adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held virtually. To participate in the virtual meeting, click on www.virtualshareholdermeeting.com/BEAT2026. This Proxy Statement and the accompanying Notice and proxy card are first being mailed to Shareholders on or about June 4, 2026.

INFORMATION ABOUT THE ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting will be held at 1:00 p.m., Eastern Daylight Time, on Friday July 31, 2026. To participate in the virtual meeting, click on www.virtualshareholdermeeting.com/BEAT2026.

Why did I receive these materials?

Our Board has provided these proxy materials to you, in connection with our Board’s solicitation of proxies for use at the Annual Meeting. As a Shareholder, you are invited to attend the Annual Meeting virtually and vote per the virtual meeting instructions or you may vote by proxy on the proposals described in this Proxy Statement.

What is included in the proxy materials?

The proxy materials include:

•
this Proxy Statement;
•
the proxy card or voting instruction form; and
•
our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”).

What is being considered at the Annual Meeting?

At the Annual Meeting, our Shareholders will be acting on the following proposals:

1.
To elect the following nine persons to serve as directors of the Company until the 2027 Annual Meeting of Shareholders and thereafter until their successors have been elected and qualified: Richard Ferrari, Branislav Vajdic, George A. de Urioste, Marga Ortigas-Wedekind, Willem Elfrink, Mark Strome, Kenneth Nelson, Michael Jaff, DO, and Robert Eno;
2.
To approve the appointment of CBIZ CPAs P.C. as the independent registered public accounting firm of the Company for 2026;
3.
To amend the 2022 Equity Incentive Plan to increase authorized shares by 3,000,000; and
4.
To transact such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

In addition, our management will report on our progress and respond to your questions.

Who is entitled to vote at the Annual Meeting?

You may vote at the Annual Meeting if you owned shares of the Company's Common Stock (the “Common Stock”) as of the close of business on the record date, which was June 5, 2026 (the “Record Date”). You are entitled to one vote for each share of Common Stock that you held as of the record date.

How many shares are eligible to be voted at the Annual Meeting?

There were 55,506,835 shares of Common Stock issued and outstanding as of the Record Date, each of which entitles the holder thereof to one vote at the Annual Meeting.

How do I vote?

You can vote in the following ways:

•
by attending the virtual Annual Meeting and voting per the virtual meeting instructions;
•
over the Internet or by telephone using the instructions on the enclosed proxy card;
•
by completing, signing, dating and returning the enclosed proxy card (applicable only to Shareholders of record); or
•
by following the instructions on the voting instruction form (applicable only to beneficial holders of shares of Common Stock held in “street name”).

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted in accordance with the Board’s recommendations, which are as follows:

•
FOR the election of the nine director nominees (Proposal 1);

•
FOR the ratification of the appointment of CBIZ CPAs P.C. as the independent registered public accounting firm of the Company for 2026 (Proposal 2).
•
FOR the approval of the Amendment to the 2022 Equity Incentive Plan to increase authorized shares by 3,000,000 (Proposal 3).

How do I vote if I hold shares registered in “street name”?

If, on the Record Date, your shares were not held in your name, but rather were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered to be the Shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares held in your account. You will receive a voting instruction form from your broker or other agent asking you how your shares should be voted. Please complete the form and return it as provided in the instructions.

You are also invited to attend the virtual Annual Meeting. However, since you are not the Shareholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent. If you want to attend the virtual Annual Meeting, you must provide proof of beneficial ownership as of the Record Date, such as your voting instruction card with your control number provided by your broker or other agent, or other similar evidence of ownership. Whether or not you plan to attend the virtual Annual Meeting, we urge you to provide voting instructions to your broker or other agent in advance of the Annual Meeting to ensure your vote is counted. Your broker or other agent will furnish you with additional information regarding the submission of such voting instructions.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy or attend the Annual Meeting and vote in accordance with the virtual meeting instructions.

If, however, you hold your shares in street name, your shares may be voted under certain circumstances. Brokers and other agents generally have the authority to vote customers’ un-voted shares on certain “routine” matters. The ratification of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026 (Proposal 2) is the only proposal at the Annual Meeting that we believe is routine. Accordingly, brokers and other agents that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion. A “broker non-vote” occurs when the broker or other agent is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide instructions.

Can I change my mind after I return my proxy?

Yes. You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are a Shareholder of record, you can do this by giving written notice to the corporate secretary, by submitting another proxy with a later date, or by attending the Annual Meeting and voting in accordance with the virtual meeting instructions. If you hold your shares in street name, you should consult with your broker or other agent regarding the procedures for changing your voting instructions.

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in accordance with the virtual meeting instructions or if you properly return a proxy by mail or the other methods described in these materials. In order for us to conduct business at the Annual Meeting, a majority of the shares of Common Stock entitled to vote as of the Record Date must be present in person or by proxy at the Annual Meeting. This is referred to as a quorum. In order to ensure that there is a quorum, it may be necessary for certain directors, officers, regular employees and other representatives of the Company to solicit proxies by telephone, facsimile or in person. These persons will receive no extra compensation for their services.

If a quorum is not present, then either the Chairman of the Annual Meeting or the Shareholders may adjourn the meeting until a later time. Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum.

What vote is required to approve each item of business to be considered at the Annual Meeting?

The following table describes the voting requirement for each proposal (assuming a quorum is present):

Proposal 1: Election of Directors

Election of a director requires the affirmative vote of the holders of a plurality of the shares for which votes are cast. The nine persons receiving the greatest number of votes will be elected as directors. Since only affirmative votes count for this purpose, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Broker non-votes will not be treated as votes cast, and therefore will have no effect on the outcome of the proposal. Shareholders may not cumulate votes in the election of directors.

Proposal 2: Ratification of Independent Registered Public Accounting Firm

The proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal and therefore will have no effect on the outcome of the proposal.

Proposal 3: Approval of the Amendment to the 2022 Equity Incentive Plan to increase authorized shares by 3,000,000

 The proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.

How will voting on any other business be conducted?

Although we do not know of any business to be conducted at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business comes before the Annual Meeting, your signed proxy card gives authority to the proxy holder(s) to vote on those matters at their discretion.

Can I dissent or exercise rights of appraisal?

Under Delaware law, shareholders are not entitled to dissenters’ rights in connection with any of the proposals to be presented at the Annual Meeting or to demand appraisal of their shares as a result of the approval of any of the proposals.

Who will bear the costs of this solicitation?

The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their reasonable out-of-pocket costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by our directors, officers or other regular employees. These persons will receive no extra compensation for their services.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for Election at the 2026 Annual Meeting of Shareholders

The Board has nominated directors Richard Ferrari, Branislav Vajdic, George A. de Urioste, Marga Ortigas-Wedekind, Willem Elfrink, Mark Strome, Kenneth Nelson, Michael Jaff, DO, and Robert Eno for election as directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. If elected, each of the directors will hold office as a director until our 2027 Annual Meeting of Shareholders.

If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted for the nominees recommended by our Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card. The Board expects that the nominees will be available to serve as directors. If any nominee becomes unavailable, however, the proxy holders intend to vote for any nominee designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of directors Richard Ferrari, Branislav Vajdic, George A. de Urioste, Marga Ortigas-Wedekind, Willem Elfrink, Mark Strome, Kenneth Nelson, Michael Jaff, DO, and Robert Eno.

Vote Required

Election of a director requires the affirmative vote of the holders of a plurality of the shares for which votes are cast at a meeting at which a quorum is present. The nine persons receiving the greatest number of votes will be elected as directors. Since only affirmative votes count for this purpose, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Broker non-votes will not be treated as votes cast, and therefore will have no effect on the outcome of the proposal. Shareholders may not cumulate votes in the election of directors.

Board Recommendation

The Board recommends that shareholders vote FOR the election of each of directors Richard Ferrari, Branislav Vajdic, George A. de Urioste, Marga Ortigas-Wedekind, Willem Elfrink, Mark Strome, Kenneth Nelson, Michael Jaff, DO, and Robert Eno as directors of the Company.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors, Director Nominees and Executive Officers

The following table sets forth certain information with respect to the current directors, director nominees and executive officers of our Company:

NAME	AGE*	POSITION
Robert Eno	58	Chief Executive Officer, Director
Richard Ferrari	72	Executive Chairman of the Board of Directors
Branislav Vajdic, PhD	72	President, Director
George A. de Urioste	70	Director
Marga Ortigas-Wedekind	64	Director
Willem Elfrink	73	Director
Mark Strome	69	Director
Kenneth Nelson	50	Director
Michael Jaff, DO	67	Director

* Age as of Annual Report on Form 10-K for the year ended December 31, 2025

Robert Eno - Chief Executive Officer and Director

Mr. Eno, 58, was appointed to the board of directors effective May 5, 2025. Mr. Eno brings over 30 years of experience with a proven track record of developing markets and commercializing disruptive medical technologies. He has created go-to-market strategies for multiple breakthrough products including noninvasive FFRCT diagnostic for coronary artery disease, laser cataract surgery, scanning laser photocoagulation and intravascular brachytherapy. Before joining HeartBeam, Mr. Eno was Chief Executive Officer of Preview Medical, Inc., a diagnostic equipment company creating a new category of real-time, in vivo tissue classification for solid tumor cancers using machine learning and proprietary optical signals. Previously, he served as Senior Vice President of Marketing for HeartFlow, Inc. leading all aspects of the marketing and product functions for a new category of personalized, noninvasive testing for heart disease, including its initial product, HeartFlow FFRCT. He has also held senior marketing and sales leadership roles at OptiMedica (acquired by Abbott), NeoGuide Systems (acquired by Intuitive) and Avantec Vacular (acquired by Goodman Co. Ltd). Mr. Eno began his career at Guidant, where he held a series of marketing and strategic planning roles in the Vascular Intervention business. He holds an MBA from the Stanford Graduate School of Business and a BA, with Honors and Distinction, from Stanford University, where he was Phi Beta Kappa.

We believe that Mr. Eno is qualified to serve on our board of directors because of his experience in leadership and management roles, as well as his experience as a member in the healthcare industry.

Richard Ferrari - Executive Chairman of the Board of Directors

Mr. Richard Ferrari, 72, joined our Board in 2019 and was appointed Executive Chairman of the Board of Directors in June 2021. Mr. Ferrari combines over 40 years of experience in Medical Device Start-ups as CEO, and entrepreneur. Also Mr. Ferrari is co-founder of De Novo Ventures which has $650M under management and has been Managing Director since 2000. Mr. Ferrari has also co-founded 6 more companies, two of which have been successful IPO’s and subsequent acquisitions, CTS one of the companies he co-founded was the fastest start-up to an IPO in the last 22 years in the medical device industry. Mr. Ferrari most recently from 2018 to 2021 was Chairman and CEO of PQ Bypass which was recently acquired by Endologix. Mr. Ferrari sits on the board of Pulmonx, a public company and is the Chairman of the Compensation Committee. Additionally, Mr. Ferrari is Executive Chairman of Tenon Medical, Vice-Chairman of ABS Interventional, and holds board positions with several other medical device start-ups. Mr. Ferrari has an undergraduate degree from Ashland University and an MBA from University of South Florida.

Branislav Vajdic, PhD - President and Director

Dr. Branislav Vajdic, 72, founder of HeartBeam, Inc, combines over 30 years of experience in technology development and senior management positions. Dr. Vajdic has been deeply involved with the development of HeartBeam’s technology to fit his vision for the Company. Prior to HeartBeam from 2007 to 2010, Dr. Vajdic was CEO and Founder of NewCardio, a publicly traded company in the cardiovascular devices space, from 1984 to 2007, Dr. Vajdic was at Intel, where he held various senior management positions. At Intel, Dr. Vajdic was the designer of first Flash memory and two key inventions that enabled Flash as a product and led engineering groups responsible for Pentium 1 through Pentium 4 designs. Dr. Vajdic was awarded two Intel Achievement Awards, the highest level of award for outstanding contributions to Intel. Dr. Vajdic is author of numerous patents and publications in the fields of cardiovascular devices as well as chip design. Dr. Vajdic holds a PhD degree in Electrical Engineering from the University of Minnesota.

We believe that Dr. Vajdic is qualified to serve on our board of directors because of his experience in leadership and management roles in the field of medicine, as well as his experience as a member in the healthcare industry.

George A. de Urioste - Director

Mr. de Urioste, 70, combines over 40 years of experience in high technology industry senior management. Previously, Mr. de Urioste has been involved in over 10 companies, holding positions including Board Director, Chief Operating Officer and Chief Financial Officer. Mr. de Urioste was Chief Financial Officer of Remedy Corporation (software) from 1992 to 1998 and led the IPO, Chief Executive Officer of Aeroprise, Inc., from 2000 to 2003 (software), from 2004 to 2006 he was Chief Operating Officer and Chief Financial Officer for Chordiant Software, Inc. (software), interim Chief Operating Officer and Chief Financial Officer for Marvell Technology, Inc. (semiconductors) during 2008, Chief Financial Officer for Pluribus Networks, Inc. (software) 2014 to 2018, Chief Financial Officer for 4iQ, Inc. (software) 2019 to 2020 and interim Chief Financial Officer for Mozilla, Inc. (software). Mr. de Urioste’s Board Director experience includes Audit Committee chairman roles for the following companies: Rainmaker Systems, Inc. (business outsourcing), from 2003 to 2005, Saba Software, Inc. (software) from 2008 to 2010, GCT, Inc. (semiconductors), from 2009 to 2011 Villa Montalvo (performing arts center), from 2011 to 2013, Bridgelux, Inc., from 2011 to 2016 (LED lighting), and Vendavo, Inc., from 2013 to 2014 (software). Mr. de Urioste was also chairman of the Board of Directors for Aeroprise, Inc. from 2000 to 2005 (software). Mr. de Urioste is currently a Board Director at Decklar Corporation (supply chain intelligence software), Blaize, Inc (NASDAQ: BZAI), semiconductor company for artificial intelligence processing at network edge, where he is chairman of the audit committee and member of the compensation committee, and Silicon Valley Directors Exchange, (a not-for-profit for Board education events). Mr. de Urioste has an undergraduate degree from University of Southern California and an MBA from University of California at Berkeley. Mr. de Urioste is also a Certified Public Accountant (inactive) in the State of California.

We believe that Mr. de Urioste is qualified to serve on our board of directors because of his experience in leadership and management roles in high technology industries, as well as his experience as a board member including Audit Committee Chairman roles.

Marga Ortigas-Wedekind - Director

Ms. Marga Ortigas-Wedekind, 64, Board member, has over 30 years of experience in health technology senior management. Ms. Ortigas-Wedekind has been Chief Commercial Strategy Officer of Fogarty Innovation, a non-profit educational incubator for early stage medtech companies since December 2019, Executive Vice President of Marketing and Payer Relations for iRhythm Technologies Inc., a publicly-traded digital healthcare company from July 2015 through July 2019, Executive Vice President, Global Marketing and Product Development of Omnicell Inc., a publicly-traded developer of automated medication dispensing and analytics systems where she led the Marketing, International and Engineering departments from 2009 to 2015, Senior Vice President, Marketing, Development, and Clinical Affairs at Xoft, Inc, a developer of disruptive technology to deliver radiation therapy with capital equipment and high-end disposables from 2002 to December 2008. She started her medtech career at Guidant Vascular, now Abbott Vascular.

Ms. Ortigas-Wedekind was on the board of Itamar Medical (NASDAQ: ITMR), which provides digitally-enabled systems for sleep apnea management until its sale to Zoll Medical in December 2021, Total Flow Medical, an early stage company developing a mechanism to improve safety during on-pump open heart surgery and, the Bay Area Cancer Coalition, a non-profit organization that supports those affected by breast or ovarian cancer. Ms. Ortigas-Wedekind has an undergraduate degree from Wellesley College and an MBA from the Stanford Graduate School of Business.

We believe that Ms. Ortigas-Wedekind is qualified to serve on our board of directors because of her experience in leadership and management roles in the field of medicine, as well as her experience as a member in the healthcare industry.

Willem Elfrink - Director

Mr. Willem Elfrink, 73, was Chairman of the Board since our founding and in June 2021 stepped down from this position but remains a Board member. Mr. Elfrink has over 40 years of experience in bringing new technologies to the market. Mr. Elfrink actively contributes to portfolio companies via board participation, strategic marketing, governance and capital structure. Mr. Elfrink is also the Founder and President of WPE Ventures Digitized Solutions, a security and digitization solutions investment firm. Mr. Elfrink joined Cisco in 1997 and was Cisco’s Executive Vice President of Industry Solutions and Chief Globalization Officer from 2000 to 2006 and 2007 to 2015 respectively, where Mr. Elfrink made and contributed to key strategic and operational decisions of the Company. Widely recognized as Cisco’s Corporate Entrepreneur in residence, his global charter was to identify significant technology opportunities. Mr. Elfrink also led an industry initiative — called the Internet of Things World Forum. Before joining Cisco, Mr. Elfrink held management and senior management positions at Olivetti, Xerox, HP, Digital Equipment Corporation and Philips. Mr. Elfrink earned a Bachelor of Engineering degree from the Institute of Technology in Rotterdam, the Netherlands.

We believe that Mr. Elfrink is qualified to serve on our board of directors because of his experience in leadership and management roles in bringing new technologies to the market, as well as his globalization experience.

Mark Strome - Director

Mr. Strome, 69, combines over 40 years of experience in the investment management and securities industry. Mr. Strome is the Founder, Chief Investment Officer, and Chairman at Strome Investment Management, L.P. and Strome Group, Inc. Under his leadership, Mr. Strome’s investment management company has managed private placement hedge fund investments focusing on non-traditional investments including commodities, currencies, bankruptcy reorganizations, and numerous venture capital and private equity investments. Mr. Strome has also been involved in the founding and incubation of numerous publicly traded companies and several successful private companies. These include Pulse Biosciences, and iWood Studios, a company that creates original content for film and TV. Mr. Strome has been a member of the Board of Directors of multiple companies over the last three decades. Mr. Strome has served as a Director at Endurance Ventures, National Water and Power, Eco-Duro Corporation, NWP Services Corporation and Mobil Satellite Ventures. Mr. Strome served as Member of Advisory Board at Global Analytics, Inc. Mr. Strome earned a Bachelor of Science in Engineering from Old Dominion University and Master in Economics from the University of California at Berkeley.

We believe that Mr. Strome is qualified to serve on our board of directors because of his experience in leadership and management roles, as well as his experience as a member in the healthcare industry.

Kenneth Nelson - Director

Mr. Nelson, 50, is a 20 year digital health, medical device, and remote patient monitoring executive and innovator. Over the past 10 years, Mr. Nelson has led commercial efforts for disruptive technologies in the digital health, wearables, and cardiac remote patient monitoring industries for 3 of the top 4 market share players in cardiac digital health and remote patient monitoring including BioTelemetry as VP of Sales, iRhythm as VP of Sales & Marketing, and Bardy Diagnostics as Chief Commercial Officer. Most recently, he served as Head of Digital Health, Diagnostics, and Monitoring for Biotronik, a leading cardiac digital health and medical device company. Mr. Nelson currently serves as partner in the Medtech Advantage Fund, which has an exclusive partnership with Medtech Innovator, the largest medtech and digital health startup accelerator globally. In addition, he serves as Chairman of the Board for CardiaCare, and is an active board member in a handful of other disruptive cardiac digital health and medtech startups.

Mr. Nelson earned a Bachelor of Arts in Economics from Vanderbilt University and is a graduate of Phillips Exeter Academy.

We believe that Mr. Nelson is qualified to serve on our board of directors because of his experience in leadership and management roles in the field of medicine, as well as his experience as a member in the healthcare industry.

Michael R. Jaff, DO - Director

Dr. Jaff, 67, is currently Chief Medical Officer and Vice President of Clinical Affairs, Technology and Innovation of the Vascular Therapies division at Boston Scientific Corporation. Previously, Dr. Jaff was a professor of medicine at Harvard Medical School and served as President of Newton-Wellesley Hospital. Prior to that, Dr. Jaff was the inaugural Paul and Phyllis Fireman Endowed Chair of Vascular Medicine and Medical Director of the Fireman Vascular Center at the Massachusetts General Hospital. Dr. Jaff is a recognized expert in all aspects of vascular medicine and is the founder of VasCore, the Vascular Ultrasound Core Laboratory. Dr. Jaff has published over 300 peer-reviewed publications and 10 textbooks and is the Past-President of the Society for Vascular Medicine. Dr. Jaff received a B.S. from Dickinson College, a D.O. from Kirksville College of Osteopathic Medicine, a Business degree from Harvard Business School and an honorary Doctorate of Arts from Harvard Medical School.

We believe that Dr. Jaff is qualified to serve on our board of directors because of his experience in leadership and management roles in the field of medicine, as well as his experience as a member in the healthcare industry.

There are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Directors are elected to serve until their successors are duly elected and qualified.

Director Independence

The Board has affirmatively determined that seven of the directors are “independent directors” under NASDAQ Listing Rule 5605(a)(2) and the related rules of the U.S. Securities and Exchange Commission (the “SEC”). In making this determination, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. The Company’s independent directors conduct executive sessions at regularly scheduled meetings as required by NASDAQ Listing Rule 5605(b)(2).

Family Relationships

There are no family relationships among any of our directors and executive officers.

Board Leadership Structure

The Board does not have an express policy regarding the separation of the roles of Chief Executive Officer (“CEO”) and Board Chairman, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Currently, Robert Eno serves as the Company’s CEO and Richard Ferrari serves as the Chairman of the Board. The Board believes that its current leadership structure best serves the objectives of the Board’s oversight of management; the ability of the Board to carry out its roles and responsibilities on behalf of the Shareholders; and the Company’s overall corporate governance. The Board also believes that the current separation of the Chairman and CEO roles allows the CEO to focus his time and energy on operating and managing the Company and leverages the experience and perspectives of the Chairman.

Board Oversight of Risk Management

The full Board has responsibility for general oversight of risks facing the Company. The Board is informed by senior management on areas of risk facing the Company and periodically conducts discussions regarding risk assessment and risk management. The Board believes that evaluating how the executive team manages the various risks confronting the Company is one of its most important areas of oversight. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. For example, the Audit Committee reviews and assesses the Company’s processes to manage financial reporting risk and to manage investment, tax, and other financial risks; the Compensation Committee oversees risks relating to the compensation and incentives provided to our executive officers; the Nominating and Governance Committee oversees risks associated with our overall compliance and corporate governance practices, as well as the independence and composition of our Board; and the Commercialization Committee supports the strategy, development and implementation of all defined areas of commercialization. Finally, management periodically reports to the Board or relevant committee, which provides guidance on risk assessment and mitigation.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC.

Based solely upon a review of such forms filed electronically with the SEC or written representations, the Company believes that all Section 16(a) filing requirements were timely met during the year ended December 31, 2025, except for Mark Strome submitted two late Form 4 filings in regards to his disposition of Common Stock and grant of RSUs and stock options; Tim Cruickshank submitted three late Form 4 filings in regards to his acquisition of common stock and grant of RSU and stock options; Richard Ferrari submitted two late Form 4 filings in regards to the grant of RSU and stock options, George de Urioste submitted one late Form 4 filing in regards to the grant of RSU and stock options, Michael Jaff, DO submitted one late Form 4 filing in regards to the grant of RSU, Marga Ortigas-Wedekind submitted one late Form 4 filing in regards to the grant of RSU and stock options; Branislav Vajdic submitted two late Form 4 filing in regards to grant of stock options; Willem Elfrink submitted one late Form 4 filing in regards to his grant of RSUs and stock options; Robert Eno submitted one late Form 4 filings in regards to his grant of stock options; and Kenneth Persen submitted one late Form 4 filing in regards to grant of stock options.

Code of Ethics

The Company has an established code of ethics policy that is applicable to all directors, officers and employees, a copy of which is available online at www.Heartbeam.com. Shareholders may also request a free copy of this document from: HeartBeam, Inc., 2118 Walsh Avenue, Suite 210, Santa Clara, CA 95050, Attn: Corporate Secretary.

Director Meeting Attendance

During the year ended December 31, 2025, the Board held 8 meetings of the full Board, The Board also took action by written consent on eighteen occasions. During the year ended December 31, 2025, each member of the Board attended at least 75% of the aggregate of all meetings of the Board and the meetings of the committees on which he or she served (during the periods for which he or she served).

The Company does not have a written policy requiring directors to attend the annual meeting.

Board Committees

Our board of directors has established an audit committee, a compensation committee, a nominating and governance committee, and a commercialization committee. Our board of directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. The charter of each committee is available on our corporate website at https://ir.heartbeam.com/corporate-governance/governance-documents.

Committee Composition

The following description below outlines our current membership for each committee of our board of directors:

Audit Committee

The Audit Committee, among other things, will be responsible for:

•
appointing; approving the compensation of; overseeing the work of; and assessing the independence, qualifications, and performance of the independent auditor;
•
reviewing the internal audit function, including its independence, plans, and budget;
•
approving, in advance, audit and any permissible non-audit services performed by our independent auditor;
•
reviewing our internal controls with the independent auditor, the internal auditor, and management;
•
reviewing the adequacy of our accounting and financial controls as reported by the independent auditor, the internal auditor, and management;
•
overseeing our financial compliance system; and
•
overseeing our major risk exposures regarding the Company’s accounting and financial reporting policies, the activities of our internal audit function, and information technology.

The Audit Committee will consist of Mr. de Urioste, Ms. Ortigas-Wedekind and Mr. Ferrari. Mr. de Urioste will chair the Audit Committee. We believe the Audit Committee will comply with the applicable requirements of the rules and regulations of the Nasdaq listing rules and the SEC.

Compensation Committee

The Compensation Committee will be responsible for:

•
reviewing and making recommendations to the Board with respect to the compensation of our officers and directors, including the CEO;
•
overseeing and administering the Company’s executive compensation plans, including equity-based awards;
•
negotiating and overseeing employment agreements with officers and directors; and
•
overseeing how the Company’s compensation policies and practices may affect the Company’s risk management practices and/or risk-taking incentives.

The Compensation Committee will consist of Mr. Ferrari, Mr. Elfrink, Mr. Strome and Mr. de Urioste, Mr. Ferrari will serve as chairman of the Compensation Committee. The board of directors has affirmatively determined that each member of the Compensation Committee meets the independence criteria applicable to compensation committee members under SEC rules and Nasdaq listing rules

Nominating and Governance Committee

The Nominating and Corporate Governance Committee, among other things, will be responsible for:

•
reviewing and assessing the development of the executive officers and considering and making recommendations to the Board regarding promotion and succession issues;
•
evaluating and reporting to the Board on the performance and effectiveness of the directors, committees and the Board as a whole;
•
working with the Board to determine the appropriate and desirable mix of characteristics, skills, expertise and experience, including diversity considerations, for the full Board and each committee;
•
annually presenting to the Board a list of individuals recommended to be nominated for election to the Board;
•
reviewing, evaluating, and recommending changes to the Company’s Corporate Governance Principles and Committee Charters;
•
recommending to the Board individuals to be elected to fill vacancies and newly created directorships;
•
overseeing the Company’s compliance program, including the Code of Conduct; and
•
overseeing and evaluating how the Company’s corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, may affect the Company’s major risk exposures.

The Nominating and Corporate Governance Committee will consist of Ms. Ortigas-Wedekind, Mr. Elfrink and Dr. Jaff. Ms. Ortigas-Wedekind will serve as chairperson. The Company’s board of directors has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of Nasdaq listing rules.

Commercialization Committee

The Commercialization Committee, among other things, will be responsible for:

•
advising on the Company’s overall business strategy of bringing products to markets and all aspects of the sales process;
•
advising on the Company’s product strategy and roadmap;
•
advising on the Company’s target markets and market segmentation;
•
advising on cross-functional elements of the Company’s go-to-market effort, including the commercial support functions;
•
reviewing, evaluating, and recommending changes to the Company’s Commercialization Committee Charter.

The Commercialization Committee will consist of Mr. Elfrink, Dr. Jaff, Mr. Strome and Mr. Nelson. Mr. Elfrink will serve as chairperson.

Director Nominations

The Nominating and Governance Committee is responsible for identifying and screening potential candidates and recommending qualified candidates to the Board for nomination. The Nominating and Governance Committee seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight obligations effectively. The Nominating and Governance Committee typically solicits recommendations for nominees from the persons the committee believes are likely to be familiar with (i) the needs of the Company and (ii) qualified candidates. These persons may include members of the Board and management of the Company. The Nominating and Governance Committee may also engage a professional search firm to assist in identifying qualified candidates. In selecting Board candidates, the Nominating and Governance Committee’s goal is to identify persons who it believes have appropriate expertise and experience to contribute to the oversight of a company of the Company’s nature while also reviewing other appropriate factors, including those discussed below under “Qualifications of Director Nominees.”

Qualifications of Director Nominees

The Board and the Nominating and Governance Committee believe that each of the persons nominated for election at the Annual Meeting have the experience, qualifications, attributes and skills that, when taken as a whole, will enable the Board to satisfy its oversight responsibilities effectively. The Board and the Nominating and Governance Committee consider the following for each candidate, among other qualifications deemed appropriate, when evaluating the suitability of candidates for nomination as director: independence; integrity; personal and professional ethics; business judgment; ability and willingness to commit sufficient time to the Board; qualifications, attributes, skills and/or experience relevant to the Company’s business; educational and professional background; personal accomplishment; and national, gender, age, and ethnic diversity.

Shareholder Communications with the Board

Shareholders who wish to communicate with the Board of Directors or with a particular director may do so by sending a letter to the Corporate Secretary, HeartBeam, Inc., 2118 Walsh Avenue, Suite 210, Santa Clara, CA 95050. The Corporate Secretary will review all correspondence and regularly forward to the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that the Corporate Secretary otherwise determines requires attention.

Hedging, Short Sales and Related Policies

Pursuant to the Company’s insider trading policy, all directors, officers and employees of the Company (collectively, “Team Members”), as well as their spouses, minor children, other persons living in their household and entities over which they exercise control, are prohibited from engaging in the following transactions in the Company’s securities unless advance unanimous approval is obtained from members of the compliance committee designated by the Board:

•
Hedging. Team Members may not enter into hedging or monetization transactions or similar arrangements with respect to the Company’s securities.
•
Short sales. Team Members may not sell the Company’s securities short;
•
Options trading. Team Members may not buy or sell puts or calls or other derivative securities on the Company’s securities; and
•
Trading on margin. Team Members may not hold the Company’s securities in a margin account or pledge the Company’s securities as collateral for a loan.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the financial reporting process of our company on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 with management, including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has discussed with CBIZ CPAs P.C. (“CBIZ CPAs”), our independent registered public accounting firm that was responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, its judgments about our accounting principles and the other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has received from CBIZ CPAs the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with CBIZ CPAs their independence. The Audit Committee has considered the effect of non-audit fees on the independence of CBIZ CPAs and has concluded that such non-audit services are compatible with the independence of CBIZ CPAs.

The Audit Committee discussed with CBIZ CPAs the overall scope and plans for its audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audits and quarterly reviews, its observations regarding our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements for the year ended December 31, 2025, be included in the Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

This report has been furnished by the members of the Audit Committee.

Respectively submitted,
THE AUDIT COMMITTEE
Mr. de Urioste, (Chairman)
Ms. Ortigas-Wedekind
Mr. Ferrari

COMPENSATION OVERVIEW

The purpose of this Compensation Overview section is to provide material information about the Company’s compensation philosophy, objectives and other relevant policies and to explain and put into context the material elements of the disclosure that follows in this Proxy Statement with respect to the compensation of our named executive officers (“NEOs”). For the year ended December 31, 2025, our NEOs were:

Robert Eno, Chief Executive Officer

Branislav Vajdic, PhD, President

Timothy Cruickshank, Chief Financial Officer

Kenneth Persen, Chief System Deployment Officer

Determining Executive Compensation

On an ongoing basis, the Compensation Committee reviews the performance and compensation of our CEO and the Company’s other executive officers.

Our CEO provides input to the Compensation Committee regarding the performance of the other NEOs and offers recommendations regarding their compensation packages in light of such performance. The Compensation Committee is ultimately responsible, however, for determining the compensation of the NEOs, including our CEO.

Compensation Philosophy and Objectives

The Compensation Committee and the Board believe that the Company’s executive compensation programs for its executive officers should reflect the Company’s performance and the value created for its shareholders. In addition, we believe our executive compensation programs should support the goals and values of the Company and should reward individual contributions to the Company’s success. Specifically, the Company’s executive compensation program is intended to, among other things:

•
attract and retain the highest caliber executive officers;
•
drive achievement of business strategies and goals;
•
motivate performance in an entrepreneurial, incentive-driven culture;
•
closely align the interests of executive officers with the interests of the Company’s shareholders;
•
promote and maintain high ethical standards and business practices; and
•
reward results and the creation of shareholder value.

Factors Considered in Determining Compensation; Elements of Compensation

The Compensation Committee makes executive compensation decisions on the basis of total compensation, rather than on individual components of compensation. We attempt to create an integrated total compensation program structured to balance both short and long-term financial and strategic goals. Our compensation should be competitive enough to attract and retain the highest caliber executive officers. In this regard, we utilize a combination of the following types of compensation to compensate our executive officers:

•
base salary;

•
annual cash performance bonuses; and
•
long-term equity compensation, consisting of stock options, typically granted with a multiple year vesting schedule to promote long-term retention.

The Compensation Committee's philosophy regarding the mix of the three components of compensation is that equity awards should be emphasized over base salaries. The Compensation Committee believes this approach preserves the Company's cash and strongly aligns executive officer incentives with shareholder interests.

The Compensation Committee periodically reviews each executive officer’s base salary and makes appropriate recommendations to the Board. Base salaries are based on the following factors:

•
the Company’s performance for the prior fiscal years and subjective evaluation of each executive’s contribution to that performance;
•
the performance of the particular executive in relation to established goals or strategic plans;
•
competitive levels of compensation for executive positions based on information drawn from informal internal benchmark analysis of base salaries for executive officers at similarly sized, public medical technology companies and other relevant information; and
•
our obligations under the applicable executive officer’s employment agreement or offer letter (if any).

Performance bonuses and equity compensation are awarded based upon the recommendation of the Compensation Committee. These grants are made with a view to linking executives’ compensation to the long-term financial success of the Company and its shareholders.

Other Compensation Policies and Considerations; Tax Issues and Risk Management

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under the Code and historically, the intention of the Committee has been to compensate our NEOs in a manner that maximizes the Company’s ability to deduct compensation for federal income tax purposes (although no assurances have ever been made nor can be made or given with respect to our ability to deduct any compensatory payment to any of our executives).

Section 162(m) of the Code, as in effect for tax years beginning prior to December 31, 2017, provided that we could not deduct compensation of more than $1,000,000 paid in any year to the executives designated as “covered employees” under Section 162(m) of the Code, unless the compensation in excess of $1,000,000 qualified as “performance-based compensation” under Section 162(m) of the Code. Although the Compensation Committee historically considered the implications of Section 162(m) on its ability to deduct compensation, the Compensation Committee has always retained the discretion to award compensation that is not “performance-based compensation” under Section 162(m) of the Code if it determined that providing such compensation was appropriate with respect to the achievement of our business objectives and in the best interests of the Company and its shareholders. The Tax Cuts and Jobs Act (the “Tax Act”), which was signed into law in December 2017, eliminated the exception for “performance-based compensation” with respect to 2018 and future years. As a result, we expect that, except to the extent that compensation is eligible for limited transition relief applicable to binding contracts in effect on November 2, 2017 and not materially modified thereafter, compensation that is paid or provided to our Section 162(m) “covered employees” that exceeds $1,000,000 per year will be nondeductible under Section 162(m).

The Compensation Committee continues to monitor the impact that the repeal of the “performance-based compensation” exception to Section 162(m) will have on the Company’s compensation plans, awards, and arrangements, including whether and to what extent our existing agreements and programs qualify for the transition relief described above.

Section 409A of the Code imposes an additional 20% federal income tax and penalties upon employees who receive “non-qualified deferred compensation” that does not comply with Section 409A. The Compensation Committee takes into account the impact of Section 409A in designing our executive compensation plans and programs that provide for “non-qualified deferred compensation” and, as a general rule, these plans and programs are designed either to comply with the requirements of Section 409A or to qualify for an applicable exception to Section 409A so as to avoid possible adverse tax consequences that may result from failure to comply with Section 409A. We cannot, however, guarantee that the compensation will comply with the requirements of Section 409A or an applicable exception thereto.

On an annual basis, the Compensation Committee evaluates the Company’s compensation policies and practices for its employees, including the NEOs, to assess whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Based on its evaluation, the Compensation Committee has determined that the Company’s compensation policies and practices do not create such risks.

Hedging, Short Sales and Related Policies

See “Directors, Executive Officers and Corporate Governance-Hedging, Short Sales and Related Policies” for information regarding the Company’s policies relating to hedging, short sales and related matters.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our NEOs for services rendered in all capacities during the noted periods. The fiscal years ended December 31, 2025 and December 31, 2024 are indicated below by “2025” and “2024,” respectively:

Name and Principal Position	Year	Base Salary ($)	Cash Bonus ($)(1)	Total Cash Compensation	Equity Bonus in lieu of Cash (2)	Stock Awards ($)(3)	Option Awards ($)(4,5)	All Other Compensation ($)	Total ($)
Robert Eno(1)	2025	$360,000	$128,520	$488,520	$55,080	$39,999	$451,694	$1,028	$1,036,321
Chief Executive Officer (Former President) (2)	2024	$379,354	$111,321	$490,675	$—	$—	$—	$—	$490,675
Branislav Vajdic, PhD (1)	2025	$404,100	$144,264	$548,364	$61,827	$—	$330,876	$4,944	$946,011
President (Former Chief Executive Officer) (2)	2024	$449,000	$177,804	$626,804	$—	$—	$—	$—	$626,804
Kenneth Persen(1)	2025	$312,000	$58,477	$370,477	$25,061	$—	$28,231	$3,048	$426,817
Chief System Deployment Officer (2)	2024	$310,000	$61,776	$371,776	$—	$—	$—	$—	$371,776
Timothy Cruickshank(1)	2025	$346,500	$92,775	$439,275	$39,761	$38,499	$211,732	$238	$729,505
Chief Financial Officer	2024	$120,313	$35,616	$155,929	$—	$—	$820,434	$—	$976,363

1.
Represents the portion of 2025 bonuses awarded to the Chief Executive Officer, President, Chief Financial Officer and Chief System Deployment Officer that will be paid as cash. Cash bonuses awarded to these individuals in 2025 are expected to be paid in early 2026.
2.
Represents the portion of 2025 bonuses awarded to the Chief Executive Officer, President, Chief Financial Officer and Chief System Deployment Officer that will be paid as equity-in-lieu-of-cash. Equity bonuses awarded to these individuals in 2025 are expected to be granted in early 2026.
3.
Represents the portion of 2025 base salary settled as equity-in-lieu-of-cash, which was granted as restricted stock unit awards under the 2022 Plan.
4.
Includes a portion of the 2025 base salary settled as equity-in-lieu-of-cash, which was granted as option unit awards under the 2022 Plan.
5.
Represents the full grant date fair value of the stock award or option grant, as applicable, calculated in accordance with FASB ASC Topic 718. Our policy and assumptions made in the valuation of share-based payments are contained in Note 5 to our December 31, 2025 financial statements. The value of stock awards presented in the Summary Compensation Table reflects the grant date fair value of the awards and does not correspond to the actual value that will be recognized by the named executive officers.

Employment Agreements

We have entered into employment agreements, with Robert Eno, the Company’s Chief Executive Officer; Branislav Vajdic, the Company’s President; Kenneth Persen, the Company’s Chief System Deployment Officer; and Timothy Cruickshank, the Company's Chief Financial Officer.

Robert Eno Employment Agreement

On January 18, 2023 we entered into an employment agreement with Mr. Eno as its President, Mr. Eno will receive an annual salary of $360,000, commencing on January 18, 2023 and was awarded 240,000 stock options. The stock option will vest as to 25% on the 1-year anniversary of the vesting commencement date, and the remainder will vest monthly thereafter on the same day of the month as the vesting commencement date until fully vested. Additionally, during 2023 Mr. Eno was awarded a total of 536,000 options, these stock options vest as follows: Sixty percent (60%) are milestone based vesting on FDA clearance for marketing of HeartBeam’s synthesized 12L product and the remaining forty percent (40%) are time based vesting monthly over 48 months. Mr. Eno will be eligible to receive an annual bonus up to 40% of his annual compensation, subject to adjustment on an annual basis, based upon his performance and overall progress of the Company. Effective January 1, 2024 Mr. Eno’s annual salary increased to $378,000.

On October 17, 2024, we announced the appointment of Robert Eno as Chief Executive Officer (CEO). Mr. Eno succeeds long-time CEO and founder, Branislav Vajdic, Ph.D. Dr. Vajdic. In connection with the CEO Appointment, the Company entered into an employment agreement with Mr. Eno dated October 15, 2024, (the “CEO Employment Agreement”). Pursuant to the CEO Employment Agreement, the Company will compensate Mr. Eno an annual fee of $400,000, which is to be paid in semi-monthly installments in accordance with the Company’s normal payroll procedures. Mr. Eno’s salary will be subject to adjustment pursuant to the Company's employee compensation policies in effect from time to time and he will also be eligible to receive certain employee benefits. Additionally, Mr. Eno may receive an annual bonus of 60% of his annual base salary determined by an agreed to set of corporate goals and objectives.

During 2025, the Company instituted an Equity Compensation Program, whereby a portion of the annual base salary for certain NEOs would be temporarily paid in the form of equity grants in lieu of cash compensation. On September 30, 2025, the Compensation Committee advised and resolved to reduce the annual base salary for Mr. Eno by 20% for six months from July 1, 2025 (Executive Salary Reduction). The annual base salary of $400,000 as in effect immediately prior to the Executive Salary Reduction will automatically be reinstated at the conclusion of the program. In lieu of the 20% reduction in annual base salary, the Committee also advised and approved to grant certain restricted stock unit awards or options to Mr. Eno under the 2022 Plan.

Branislav Vajdic Employment Agreement

On September 10, 2021 we entered into an employment agreement with Dr. Vajdic as its Chief Executive Officer and a member of the board of directors (“2021 Vajdic Agreement”), Dr. Vajdic will receive an annual salary of $325,000, commencing on September 15, 2021. During 2022 the Board of Directors approved an amendment to the 2021 Vajdic Agreement, whereby effective January 1, 2022 Dr. Vajdic’s annual salary increased to $428,000 and he was awarded 359,000 stock options. The stock option will vest as to 25% on the 1-year anniversary of the vesting commencement date, and the remainder will vest monthly thereafter on the same day of the month as the vesting commencement date until fully vested. During 2023 Dr. Vajdic was awarded a total of 1,194,000 options, these stock options vest as follows: Sixty percent (60%) are milestone based vesting on FDA clearance for marketing of HeartBeam’s synthesized 12L product and the remaining forty percent (40%) are time based vesting monthly over 48 months. Pursuant to the amended 2021 Vajdic Agreement, Dr. Vajdic will be eligible to receive an annual bonus up to 60% of his annual compensation, subject to adjustment on an annual basis, based on his performance and overall progress of the Company. Effective January 1, 2024 Dr. Vajdic’s annual salary increased to $449,000.

On October 17, 2024, the Board appointed Branislav Vajdic, PhD as President of the Company (the “President Appointment”) effective as of October 21, 2024. In connection with the President Appointment, the Company entered into an employment agreement with Dr. Vajdic dated October 17, 2024, (the “President Employment Agreement”). Pursuant to the President Employment Agreement, there will be no changes to Dr. Vajdic’s current compensation structure. This President Employment Agreement amends the previous employment agreement executed by Dr. Vajdic and the Company on September 10, 2021.

During 2025, the Company instituted an Equity Compensation Program, whereby a portion of the annual base salary for certain NEOs would be temporarily paid in the form of equity grants in lieu of cash compensation. On September 30, 2025, the Compensation Committee advised and resolved to reduce the annual base salary for Dr. Vajdic by 20% for six months from July 1, 2025 (Executive Salary Reduction). The annual base salary of $449,000 as in effect immediately prior to the Executive Salary Reduction will automatically be reinstated at the conclusion of the program. In lieu of the 20% reduction in annual base salary, the Committee also advised and approved to grant certain options to Dr. Vajdic under the 2022 Plan.

Kenneth Persen Employment Agreement

On August 2, 2022 we entered into an employment agreement with Mr. Persen as its Chief Technology Officer (“2022 Persen Agreement”), Mr. Persen will receive an annual salary of $300,000, commencing on August 2, 2022 and was awarded 80,000 stock options. The stock option will vest as to 25% on the 1-year anniversary of the vesting commencement date, and the remainder will vest monthly thereafter on the same day of the month as the vesting commencement date until fully vested. During 2023 Mr. Persen was awarded a total of 481,000 options, of these stock options, 421,000 will vest as follows: Sixty percent (60%) are milestone based vesting on FDA clearance for marketing of HeartBeam’s synthesized 12L product and the remaining forty percent (40%) are time based vesting monthly over 48 months, and the remaining 60,000 will vest as to 25% on the 1-year anniversary of the vesting commencement date, and the remainder will vest monthly thereafter on the same day of the month as the vesting commencement date until fully vested. Mr. Persen will be eligible to receive an annual bonus up to 30% of his annual base salary, subject to adjustment on an annual basis, based upon his performance and overall progress of the Company. Pursuant to the 2022 Persen Agreement, at the Board of Directors meeting held on August 21, 2023, Mr. Persen’s annual eligible bonus was increased to 35% effective January 1, 2023. Effective January 1, 2024 Mr. Persen’s annual salary increased to $312,000.

Timothy Cruickshank Employment Agreement

On August 27, 2024, we entered into an employment agreement with Mr. Cruickshank as its Chief Financial Officer (“2024 Cruickshank Agreement”), Mr. Cruickshank will receive an annual salary of $385,000, commencing on September 9, 2024 and was awarded 400,000 stock options. The stock option will vest as to 25% on the 1-year anniversary of the vesting commencement date, and the remainder will vest monthly thereafter on the same day of the month as the vesting commencement date until fully vested. Mr. Cruickshank will be eligible to receive an annual bonus up to 45% of his annual base salary, subject to adjustment on an annual basis, based upon his performance and overall progress of the Company.

During 2025, the Company instituted an Equity Compensation Program, whereby a portion of the annual base salary for certain NEOs would be temporarily paid in the form of equity grants in lieu of cash compensation. On September 30, 2025, the Compensation Committee advised and resolved to reduce the annual base salary for Mr. Cruickshank by 20% for six months from July 1, 2025 (Executive Salary Reduction). The annual base salary of $385,000 as in effect immediately prior to the Executive Salary Reduction will automatically be reinstated at the conclusion of the program. In lieu of the 20% reduction in annual base salary, the Committee also advised and approved to grant certain restricted stock unit awards or options under the 2022 Plan.

2025 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all equity awards that were outstanding at December 31, 2025:

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity: Unearned Shares, Units or Other Rights That Have Not Vested (#)	Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert Eno(1)	—	320,000	$1.65	4/7/2035	—	$—
(2)	297,500	59,500	$2.90	8/2/2033	—	$—
(3)	153,641	25,359	$2.08	5/14/2033	—	$—
(4)	175,000	65,000	$4.47	1/18/2033	—	$—
(5)	9,000	—	$4.25	11/2/2031	—	$—
(6)	36,363	—	$0.28	11/1/2030	—	$—
Branislav Vajdic, PhD(7)	54,424	—	$1.65	7/1/2035	—	$—
(8)	—	180,000	$1.65	4/7/2035	—	$—
(9)	663,333	132,667	$2.90	8/2/2033	—	$—
(10)	341,616	56,384	$2.08	5/14/2033	—	$—
(11)	351,520	7,480	$1.30	1/1/2032	—	$—
Kenneth Persen(12)	—	20,000	$1.65	4/7/2035	—	$—
(13)	210,000	42,000	$2.90	8/2/2033	—	$—
(14)	145,058	23,942	$2.08	5/14/2033	—	$—
(15)	41,250	18,750	$2.50	3/21/2033	—	$—
(16)	66,666	13,334	$1.91	9/17/2032	—	$—
Timothy Cruickshank (17)	—	150,000	$1.65	4/7/2035	—	$—
(18)	124,999	275,001	$2.28	9/25/2034	—	$—

1.
Mr. Eno was awarded 320,000 options on April 7, 2025, these options are scheduled to vest over 4 years with 25% vesting on April 7, 2026 and the remainder vesting and exercisable monthly thereafter.
2.
Mr. Eno was awarded 357,000 options on August 2, 2023, these options are scheduled to vest sixty percent (60%) upon FDA Clearance for marketing of HeartBeam’s synthesized 12L product and remainder forty percent (40%) one forty-eighth (1/48th) shall vest on each one-month anniversary of the vesting commencement date.
3.
Mr. Eno was awarded 179,000 options on May 14, 2023, these options are scheduled to vest sixty percent (60%) upon FDA Clearance for marketing of HeartBeam’s synthesized 12L product and remainder forty percent (40%) one forty-eighth (1/48th) shall vest on each one-month anniversary of the vesting commencement date.
4.
Mr. Eno was awarded 240,000 options on January 18, 2023, these options are scheduled to vest over 4 years with 25% vesting on January 18, 2024 and the remainder vesting and exercisable monthly thereafter.
5.
Mr. Eno was awarded 9,000 options on November 12, 2021, these options are scheduled to vest monthly over 4 years from the vesting commencement date.
6.
Mr. Eno was awarded 36,363 options on November 1, 2020, these options are scheduled to vest monthly over 4 years from the vesting commencement date.
7.
Dr. Vajdic was awarded 54,424 options on September 30, 2025, these options are scheduled to be fully vested by December, 31, 2025.

8.
Dr. Vajdic was awarded 180,000 options on April 7, 2025, these options are scheduled to vest over 4 years with 25% vesting on April 7, 2026 and the remainder vesting and exercisable monthly thereafter.
9.
Dr. Vajdic was awarded 796,000 options on August 2, 2023, these options are scheduled to vest sixty percent (60%) upon FDA Clearance for marketing of HeartBeam’s synthesized 12L product and remainder forty percent (40%) one forty-eighth (1/48th) shall vest on each one-month anniversary of the vesting commencement date.
10.
Dr. Vajdic was awarded 398,000 options on May 14, 2023, these options are scheduled to vest sixty percent (60%) upon FDA Clearance for marketing of HeartBeam’s synthesized 12L product and remainder forty percent (40%) one forty-eighth (1/48th) shall vest on each one-month anniversary of the vesting commencement date.
11.
Dr. Vajdic was awarded 359,000 options on June 15, 2022, these options are scheduled to vest over 4 years with 25% vesting on January 1, 2023 and the remainder vesting and exercisable monthly thereafter.
12.
Mr. Persen was awarded 20,000 options on April 7, 2025, these options are scheduled to vest over 4 years with 25% vesting on April 7, 2026 and the remainder vesting and exercisable monthly thereafter.
13.
Mr. Persen was awarded 252,000 options on August 2, 2023, these options are scheduled to vest sixty percent (60%) upon FDA Clearance for marketing of HeartBeam’s synthesized 12L product and remainder forty percent (40%) one forty-eighth (1/48th) shall vest on each one-month anniversary of the vesting commencement date.
14.
Mr. Persen was awarded 169,000 options on May 14, 2023, these options are scheduled to vest sixty percent (60%) upon FDA Clearance for marketing of HeartBeam’s synthesized 12L product and remainder forty percent (40%) one forty-eighth (1/48th) shall vest on each one-month anniversary of the vesting commencement date.
15.
Mr. Persen was awarded 60,000 options on March 21, 2023, these options are scheduled to vest over 4 years with 25% vesting on January 18, 2024 and the remainder vesting and exercisable monthly thereafter.
16.
Mr. Persen was awarded 80,000 options on September 17, 2022, these options are scheduled to vest over 4 years with 25% vesting on January 18, 2024 and the remainder vesting and exercisable monthly thereafter.
17.
Mr. Cruickshank was awarded 150,000 options on April 7, 2025, these options are scheduled to vest over 4 years with 25% vesting on April 7, 2026 and the remainder vesting and exercisable monthly thereafter.
18.
Mr. Cruickshank was awarded 400,000 options on September 25, 2024, these options are scheduled to vest over 4 years with 25% vesting on September 26, 2025 and the remainder vesting and exercisable monthly thereafter.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Company grants stock options to its employees, including the named executive officers, from time to time. The Company does not maintain any written policies on the timing of awards of stock options, stock appreciation rights or similar instruments with option-like features. The Compensation Committee will consider whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of any stock option grants and does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI to benefit the recipients of such awards. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation. We have no information to disclose pursuant to Item 402(x)(2) of Regulation S-K. Our Compensation Committee will continue to evaluate our equity grant policies as we continue to evolve and grow as a public company.

DIRECTOR COMPENSATION

Directors who are also employees of the Company do not receive any separate compensation in connection with their Board service, and we pay cash fees to our non-employee directors. Prior to 2022, our non-employee directors received a non-qualified initial stock option award upon joining the Board, which vest monthly over a four-year period, beginning on the date of the director’s election to the Board.

On June 15, 2022, the Board of Directors approved a plan for the annual cash compensation of directors effective January 1, 2022:

	Board	Audit Committee	Other Committees
Chair	$120,000	$25,000	$15,000
Member	$40,000	$10,000	$10,000

During 2025, the Company instituted an Equity Compensation Program, whereby 100% of annual cash compensation for the non-employee members of our board of directors would be temporarily paid in the form of equity grants in lieu of cash compensation. On September 30, 2025, the Board of Directors advised and resolved to reduce the annual cash compensation for non-employee members of our board of directors by 100% for six months from July 1, 2025 (Board Fee Reduction). The annual cash compensation as in effect immediately prior to the Board Fee Reduction will automatically be reinstated at the conclusion of the program. In lieu of the 100% reduction in annual cash compensation, the Board also advised and approved to grant certain restricted stock unit awards or options under the 2022 Plan.

The following table presents the total compensation for each person who served as a non-employee member of our board of directors and received compensation for such service during the fiscal year ended December 31, 2025. Other than as set forth in the table and described more fully below:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Stock Awards($)(3)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation	Total ($)
Richard Ferrari	$72,500	$—	$172,499	$—	$—	$244,999
George de Urioste	$37,500	$62,963	$75,000	$—	$—	$175,463
Marga Ortigas-Wedekind	$32,500	$54,569	$75,000	$—	$—	$162,069
Willem Elfrink	$37,500	$62,963	$75,000	$—	$—	$175,463
Mark Strome	$30,000	$50,372	$75,000	$—	$—	$155,372
Kenneth Nelson	$25,000	$—	$99,999	$—	$55,000	$179,999
Michael Jaff, DO (5)	$30,000	$—	$104,999	$—	$—	$134,999

1.
Represents director fees earned for the six month period ending June 30, 2025 to each of Messrs Ferrari, de Urioste, Elfrink, Strome, Nelson, Jaff and Mme Ortigas-Wedekind.
2.
Represent Special Option grant in lieu of director fees payable for six months period from July 1-December 31, 2025 to these directors. These awards vested in full as of December 31, 2025. The dollars convert to shares based on the FMV at the date of grant.
3.
Includes a portion of the board compensation settled as equity-in-lieu-of-cash, which was granted as restricted share unit awards under the 2022 Plan, payable for six months period from July 1-December 31, 2025 to these directors. These awards vested in full as of December 31, 2025.
4.
The annual RSU grants to Mr. Ferrari, de Urioste, Elfrink, Strome, Nelson and Mrs. Ortigas-Wedekind occur at each Annual Stockholder Meeting, vesting in full at the following annual meeting. In addition, Mr. Ferrari,

Nelson, and Jaff received a Special RSU grant in lieu of director fees payable for six months period from July 1-December 31, 2025. These awards vested in full as of December 31, 2025. The dollars convert to shares based on the FMV at the date of grant.
5.
The RSU awarded to Dr. Jaff in 2023 will vest in equal annual installments over three years on the day following the annual shareholders’ meeting in 2024, 2025 and 2026. The dollars convert to shares based on the FMV at the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the Company’s Common Stock, beneficially owned as of May 31, 2026 by:

•
each person known to the Company to beneficially own more than 5% of its Common Stock,
•
each named executive officer, director and director nominee
•
all executive officers and directors as a group.

The Company calculated beneficial ownership according to Rule 13d-3 of the Securities Exchange Act of 1934, as amended as of that date. Shares of the Company’s Common Stock issuable upon exercise of options or warrants or conversion of notes that are exercisable or convertible within 60 days after May 31, 2026 are included as beneficially owned by the holder, but not deemed outstanding for computing the percentage of any other stockholder for Percentage of Common Stock Beneficially Owned. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 55,506,835 shares of Common Stock outstanding at May 31, 2026 plus the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days after May 31, 2026. Beneficial ownership generally includes voting and dispositive power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned.

Name	Shares Beneficially Owned	Percentage of Shares %
Richard Ferrari(1)	685,963	1.23%
Branislav Vajdic. PhD(2)	2,583,846	4.52%
George A. de Urioste(3)	206,135	*
Marga Ortigas-Wedekind(4)	351,456	*
Willem Pieter Elfrink(5)	873,604	1.57%
Mark Strome(6)	3,845,373	6.91%
Kenneth Nelson(7)	272,522	*
Michael Jaff, DO(8)	191,744	*
Robert Eno(9)	929,685	1.65%
Kenneth Persen(10)	514,199	*
Timothy Cruickshank(11)	355,541	*
All directors and executive officers as a group (11 persons)	10,810,068	17.95%
Public Ventures(12) 9454 Wilshire Blvd., Suite 600 Beverly Hills, CA 90212	3,237,873	5.61%

*
Less than 1 percent ownership

1.
Includes (i) 65,653 shares acquired from the conversion of 2015 Convertible Notes (ii) 73,529 shares acquired from the vesting of RSUs in 2023, (iii) 31,948 shares acquired from the vesting of RSUs in 2024, (iv) 29,412 shares acquired from the February Public Offering in 2025, (v) 88,186 shares acquired from the vesting of RSUs in 2025, (vi) 25,000 shares acquired from the vesting of RSUs in 2026, (vii) 105,645 RSUs vested within 60 days after May 31, 2026, (viii) 209,090 vested options and (ix) 57,500 shares acquired from the April Public Offering in 2026.

2.
Includes (i) 794,545 shares acquired as founders equity, (ii) 115,559 shares acquired from the conversion of 2015 Convertible Notes, (iii) 58,366 options exercisable within 60 days after May 31, 2026, (iv) 1,287 shares acquired from the exercise of warrants acquired from the short-term loan investment program and (v) 35,000 BEATW exercisable warrants, (vi) 1,547,839 vested options, and (vii) 31,250 shares acquired from the April Public Offering in 2026. Does not include 243,151 unvested stock options.
3.
Includes (i) 12,168 shares acquired from the vesting of RSUs in 2023, (ii) 23,961 shares acquired from the vesting of RSUs in 2024, (iii) 33,185 shares acquired from the vesting of RSUs in 2025, (iv) 115,316 vested options, (vi) shares sold of 7,694 in the 2024, (vii) shares sold of 57,146 in 2025, (viii) 60,483 RSUs vested within 60 days after May 31, 2026, and (ix) 25,862 options exercisable within 60 days after May 31, 2026.
4.
Includes (i) 9,000 shares and 9,000 BEATW warrants purchased November 11, 2021, (ii) 7,824 shares acquired from the conversion of 2015 Convertible Notes, (iii) 55,147 shares acquired from the vesting of RSUs in 2023, (iv) 23,961 shares acquired from the vesting of RSUs in 2024, (v) 33,185 shares acquired from the vesting of RSUs in 2025 and (vi) 105,442 vested options, (vii) 60,483 RSUs vested within 60 days after May 31, 2026, (viii) 22,414 options exercisable within 60 days after May 31, 2026 and (ix) 25,000 shares acquired from the April Public Offering in 2026.
5.
Includes (i) 101,818 shares acquired under the 2015 Incentive Plan (ii) 207,056 shares acquired from the conversion of 2015 Convertible Notes, (iii) 55,147 shares acquired from the vesting of RSUs in 2023, (iv) 23,961 shares acquired from the vesting of RSUs in 2024, (v) 33,185 shares acquired from the vesting of RSUs in 2025 (vi) 60,000 BEATW exercisable warrants, (vii) 3,640 shares acquired from the exercise of warrants acquired from the short-term loan investment program, (viii) 114,952 vested options, (ix) 60,483 RSUs vested within 60 days after May 31, 2026, (x) 25,862 options exercisable within 60 days after May 31, 2026 and (xi) 187,500 shares acquired from the April Public Offering in 2026.
6.
Includes (i) 3,150,000 shares purchased on May 2, 2023, (ii) 23,961 shares acquired from the vesting of RSUs in 2024, (iii) 33,185 shares acquired from the vesting of RSUs in 2025, (iv) 57,054 vested options, (v) shares sold of 250,000 in 2025 and (vi) 60,483 RSUs vested within 60 days after May 31, 2026, (vii) 20,690 options exercisable within 60 days after May 31, 2026 and (viii) 750,000 shares acquired from the April Public Offering in 2026.
7.
Includes (i) 70,001 shares purchased on May 2, 2023 and (ii) 23,961 shares acquired from the vesting of RSUs in 2024, (iii) 48,336 shares acquired from the vesting of RSUs in 2025, (iv) 3,889 options exercisable within 60 days after May 31, 2026, (iv) 8,620 shares acquired from the vesting of RSUs in 2026, (v) 48,611 vested options, and (vi) 69,104 RSUs vested within 60 days after May 31, 2026. Does not include 17,500 unvested stock options.
8.
Includes (i) 13,978 shares acquired from the vesting of RSUs in 2024, (ii) 65,344 shares acquired from the vesting of RSUs in 2025, and (iii) 10,344 shares acquired from the vesting of RSUs in 2026, (iv) 70,828 RSUs vested within 60 days after May 31, 2026, and (v) 31,250 shares acquired from the April Public Offering in 2026.
9.
Includes (i) 24,242 shares acquired from the vesting of RSUs in 2025, (ii) 59,853 options exercisable within 60 days after May 31, 2026, (iii) 833,090 vested options and (iv) 12,500 shares acquired from the April Public Offering in 2026. Does not include 303,592 unvested stock options.
10.
Includes 13,683 options exercisable within 60 days after May 31, 2026 and (ii) 500,516 vested options. Does not include 66,801 unvested stock options.
11.
Includes (i) 17,647 shares acquired from the February Public Offering in 2025, (ii) 23,333 shares acquired from the vesting of RSUs in 2025, (iii) 49,469 options exercisable within 60 days after May 31, 2026, (iv) 233,843 vested options and (v) 31,250 shares acquired from the April Public Offering in 2026. Does not include 319,793 unvested stock options.
12.
Represents (i) 1,059,333 shares issued pursuant to a subscription agreement of the Company dated May 2, 2023, 1,562,666 shares of Common Stock issuable under a warrant issued by the Issuer and (ii) 615,874 shares of Common Stock issuable under a warrant issued by the Issuer pursuant to a subscription agreement of the Company dated February 12, 2025.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has established policies and other procedures regarding approval of transactions between the Company and any employee, officer, director, and certain of their family members and other related persons. These policies and procedures are generally not in writing but are evidenced by long standing principles adhered to by our Board. The disinterested members of the Board review, approve and ratify transactions that involve “related persons” and potential conflicts of interest. Related persons must disclose to the disinterested members of the Board any potential related person transactions and must disclose all material facts with respect to such transaction. All such transactions will be reviewed by the disinterested members of the Board and, in their discretion, approved or ratified. In determining whether to approve or ratify a related person transaction the disinterested members of the Board will consider the relevant facts and circumstances of the transaction, which may include factors such as the relationship of the related person with the Company, the materiality or significance of the transaction to the Company and the related person, the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to the Company on an arms-length basis, and the impact of the transaction on the Company’s business and operations.

Since the beginning of fiscal year 2026, the Company did not have any transactions to which it has been a participant that involved amounts that exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of the Company’s directors, executive officers or any other “related person” as defined in Item 404(a) of Regulation S-K had or will have a direct or indirect material interest.

ANNUAL REPORT

A copy of our Annual Report is being furnished to Shareholders concurrently herewith. An additional copy of our Annual Report may be obtained from www.heartbeam.com, or will be furnished, without charge, to beneficial shareholders or shareholders of record as of the record date upon request in writing to HeartBeam, Inc., 2118 Walsh Avenue, Suite 210, Santa Clara, CA 95050 or by telephone to (408) 899-4443.

PROPOSAL NO. 2

TO RATIFY THE APPOINTMENT OF CBIZ CPAs AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR 2026

Based on its evaluation and the Audit Committee's determination that CBIZ CPAs is independent, our Audit Committee has retained the firm of CBIZ CPAs as our independent registered public accounting firm for fiscal year 2026, and we are asking shareholders to ratify that appointment. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment but will not necessarily select another firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our shareholders. Representatives of CBIZ CPAs will be present at the 2026 Annual Shareholders' Meeting and will have the opportunity to make a statement and be available to answer questions.

Fees to Independent Registered Public Accounting Firm.

The following table sets forth the fees that the Company was billed by CBIZ CPAs and Marcum, our independent registered public accountants for fiscal years 2025 and 2024, respectively:

	2025	2024
Audit Fees (1)	$285,140	$187,390
Audit Related Fees	—	—
Tax Fees	—	—
Total	$285,140	$187,390

1.
Audit fees relate to professional services rendered in connection with the audit of the Company's annual financial statements, quarterly review of financial statements and audit services provided in connection with other statutory and regulatory filings.

Policy on Audit Committee Pre-Approval of Fees

The Audit Committee must pre-approve all services to be performed for us by our independent registered public accounting firm. Pre-approval is granted usually at regularly scheduled meetings of the Audit Committee. If unanticipated items arise between regularly scheduled meetings of the Audit Committee, the Audit Committee has delegated authority to the chairman of the Audit Committee to pre-approve services, in which case the chairman communicates such pre-approval to the full Audit Committee at its next meeting. The Audit Committee also may approve the additional unanticipated services by either convening a special meeting or acting by unanimous written consent.

Attendance at Annual Meeting

Representatives of CBIZ CPAs are expected to attend the Annual Meeting virtually. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Required

The proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.

Board Recommendation

The Board recommends that shareholders vote FOR the ratification of the appointment of CBIZ CPAs as our independent registered public accounting firm for 2026.

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT TO THE 2022 EQUITY INCENTIVE PLAN

Our board of directors is recommending that our shareholders approve an amendment to our 2022 Equity Incentive Plan (“2022 Equity Plan”) to increase the number of shares of our common stock that are available for issuance under the 2022 Equity Plan by 3,000,000 shares. If the amendment is approved by shareholders, the maximum number of shares available for issuance under the 2022 Equity Plan would increase from 11,900,000 to 14,900,000 (plus up to 833,527 shares previously reserved for issuance under our 2015 Equity Plan that may become available under the 2022 Equity Plan and any automatic share reserve increases allowed for under the Plan). Our board of directors approved the amendment on April 15, 2025 (the “Amendment”), subject to shareholder approval. Other than the increase in shares, the Amendment effects no other material changes to the 2022 Equity Plan.

As of June 05, 2026, the record date for our Annual Meeting of Shareholders, there were awards with respect to 501,488 shares of restricted stock and restricted stock units outstanding and 9,979,532 options to purchase shares of our common stock were outstanding under our Equity Plans. As of June 05, 2026, the number of shares available for grant under the 2022 Equity Plan was 6,542,707 shares.

Our board of directors believes the proposed Amendment is necessary to the long-term health of our company in order to support the effectiveness of our compensation, including executive and director compensation programs. We provide long-term incentives to our executives, employees, advisors and directors in the form of equity compensation, which we believe aligns their interests with the interests of our shareholders and fosters an ownership mentality that drives optimal decision-making for the long-term health and profitability of our company. Equally important, equity compensation is critical to our continuing ability to attract, retain and motivate qualified service providers.

Having an adequate number of shares available for future grants is necessary to promote our long-term success and the creation of shareholder value by:

•
Enabling us to continue to attract and retain the services of key employees and other service providers who would be eligible to receive grants;
•
Aligning participants' interests with shareholders' interests through incentives that are based upon the performance of our common stock;
•
Motivating participants, through equity incentive awards, to achieve long-term growth in the company's business, in addition to short-term financial performance; and
•
Providing a long-term equity incentive program that is competitive as compared to other companies with whom we compete for talent.

The proposed Amendment to increase the number of shares available for issuance under the 2022 Equity Plan by 3,000,000 shares is intended to provide us with a sufficient number of shares to satisfy our expected equity grant requirements, based on the anticipated structure and timing of annual grants of our equity incentive program. Currently, the shares available for issuance and number of awards outstanding as a percentage of the Company’s common stock outstanding as of June 05, 2026 is 30%. If this proposal is approved by our shareholders, the potential additional dilution to shareholders would increase by 6%.

The Amendment to the 2022 Equity Plan, as proposed, is attached as Appendix A to this proxy statement. Shareholders are urged to review it together with the following information, which is qualified in its entirety by reference to the complete text of the 2022 Equity Plan. If there is any inconsistency between the description of the 2022 Equity Plan included in this proxy statement and the terms of the 2022 Equity Plan, the terms of the 2022 Equity Plan shall govern.

Key Plan Provisions

1.
The 2022 Equity Plan will continue until terminated by the Board or the Board’s compensation committee, but (i) no incentive stock options may be granted after ten (10) years from the Board approval of the 2022 Equity Plan and (ii) the 2022 Equity Plan’s automatic share reserve increase (as described below) will operate only until the tenth (10th) anniversary of the Board approval of the 2022 Equity Plan;
2.
The 2022 Equity Plan provides for the grant of stock options, both incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and performance awards;
3.
14,900,000 shares of Common Stock will be authorized for issuance pursuant to awards under the 2022 Equity Plan, plus up to 833,527 shares of Common Stock that may become available for issuance as a result of recycling of awards under the 2015 Plan, as described below;
4.
The 2022 Equity Plan provides for an automatic share reserve increase feature, whereby the share reserve will automatically be increased on the first day of each fiscal year beginning with the 2023 fiscal year, in an amount equal to the least of (i) 3,800,000 shares, (ii) 5% of the total number of shares of all classes of Common Stock outstanding on the last day of the immediately preceding fiscal year, and (iii) a lesser number of shares as determined by the administrator.
5.
The 2022 Equity Plan will be administered by the Board or, if designated by the Board, the Board’s compensation committee.

Summary of the 2022 Equity Plan

The following paragraphs provide a summary of the principal features of the 2022 Equity Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2022 Equity Plan and is qualified in its entirety by the specific language of the 2022 Equity Plan. A copy of the Amendment to the 2022 Equity Plan is attached to this proxy statement as Appendix A.

Purposes of the 2022 Equity Plan

The purposes of the 2022 Equity Plan are to attract and retain personnel for positions with HeartBeam, any parent or subsidiary, and any entity that is in control of, is controlled by or is under common control with HeartBeam (such entities are referred to herein as, the company group); to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. These incentives will be provided through the grant of awards of stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares as the administrator of the 2022 Equity Plan may determine.

Eligibility

The 2022 Equity Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to HeartBeam’s employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to employees, directors and consultants of HeartBeam and the company group. As of May 12, 2026 HeartBeam had seven non-employee directors and approximately seventeen employees (including our two employee directors).

Authorized Shares

Subject to the adjustment provisions contained in the 2022 Equity Plan and the evergreen provision described below, the maximum number of shares of Common Stock that may be issued pursuant to awards under the 2022 Equity Plan is (i) 11,900,000 shares of Common Stock, plus (ii) any shares of Common Stock subject to stock options or other awards that, on or after the date of shareholder approval of the 2022 Equity Plan, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by HeartBeam for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by HeartBeam due to failure to vest, with the maximum number of shares to be added to the 2022 Equity Plan pursuant to clause (ii) equal to 833,527 shares of Common Stock. The 2022 Equity Plan also includes an evergreen provision that provides for an automatic annual increase to the number of shares of Common Stock available for issuance under the 2022 Equity Plan on the first day of each fiscal year beginning with the 2023 fiscal year, equal to the least of:

•
3,800,000 shares of Common Stock;
•
5% of the total number of shares of all classes of Common Stock as of the last day of our immediately preceding fiscal year; or
•
Such lesser amount determined by the administrator.

The 2022 Equity Plan provides that the evergreen provision will operate only until the tenth (10th) anniversary of the Board approval of the 2022 Equity Plan.

Generally, if an award expires or becomes unexercisable without having been exercised in full, is surrendered under an exchange program described below, or, with respect to restricted stock, restricted stock units or performance awards, is forfeited to or reacquired by us due to the failure to vest, the unpurchased shares (or for awards other than options or stock appreciation rights, the forfeited or repurchased shares) that were subject to such awards will become available for future grant or sale under the 2022 Equity Plan (unless it has terminated). With respect to stock appreciation rights, only shares actually issued will cease to be available. Shares that actually have been issued under the 2022 Equity Plan under any award will not be returned to the 2022 Equity Plan and will not become available for future distribution under the 2022 Equity Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale. To the extent an award is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance.

If any extraordinary dividend or other extraordinary distribution (whether in cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of HeartBeam, other change in the corporate structure of HeartBeam affecting the shares, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any of its successors) affecting the shares occurs (including a change in control of HeartBeam), the administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the 2022 Equity Plan, will adjust the number and class of shares that may be delivered under the 2022 Equity Plan and/or the number, class, and price of shares covered by each outstanding award, and the numerical share limits contained in the 2022 Equity Plan.

Plan Administration

The Board or a committee appointed by the Board will administer the 2022 Equity Plan and are referred to as the administrator. Different administrators may administer the 2022 Equity Plan with respect to different groups of service providers. The Board may retain the authority to concurrently administer the 2022 Equity Plan and revoke the delegation of some or all authority previously delegated.

Subject to the terms of the 2022 Equity Plan and applicable laws, the administrator generally will have the power in its sole discretion to make any determinations and perform any actions deemed necessary or advisable for administering the 2022 Equity Plan. The administrator will have the power to administer the 2022 Equity Plan, including but not limited to the power to construe and interpret the 2022 Equity Plan and awards granted under the 2022 Equity Plan, and determine the terms of awards, including but not limited to the exercise price (if any), the number of shares of Common Stock subject to each award, the time when awards may vest or be exercised (including the ability to accelerate the vesting and exercisability of awards), and the form of consideration payable upon exercise, if applicable. The administrator may select the service providers to whom awards may be granted and approve forms of awards agreements under the 2022 Equity Plan. The administrator will also have the authority to amend awards (including but not limited to the discretionary authority to extend the post-termination exercisability period of awards and to extend the maximum term of an option) and to temporarily suspend the exercisability of an award if the administrator deems such suspension to be necessary or appropriate for administrative purposes, subject to the provisions of the 2022 Equity Plan. The administrator may institute and determine the terms and conditions of an exchange program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) participants have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the administrator, (iii) and/or the exercise price of an outstanding award is increased or reduced. Unless a participant is on an approved leave of absence, the administrator will have sole discretion to determine the date on which a participant stops actively providing services to HeartBeam or the company group. The administrator’s decisions, determinations, and interpretations are final and binding on all participants and any other holders of awards.

Stock Options

Options may be granted under the 2022 Equity Plan. Subject to the provisions of the 2022 Equity Plan, the administrator will determine the terms and conditions of options, including when such options vest and become exercisable (and the administrator will have the discretion to accelerate the time at which such options will vest or become exercisable). The per share exercise price of any option generally must be at least 100% of the fair market value of a share on the date of grant, and the term of an incentive stock option may not be more than 10 years. However, with respect to any incentive stock option granted to an individual who owns 10% of the voting power of all classes of stock of HeartBeam or any of its parent or subsidiary corporations, the term of such option must not exceed 5 years, and the per share exercise price of such incentive stock option must be at least 110% of the fair market value of a share on the grant date. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her option for the period of time stated in his or her option agreement. In no event may an option be exercised later than the expiration of its term, except in certain circumstances where the expiration occurs during a period where exercise is not permitted under applicable law, as described more fully in the 2022 Equity Plan. Subject to the provisions of the 2022 Equity Plan, the administrator will determine the other terms of options, including but not limited to the acceptable forms of consideration for exercising an option.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2022 Equity Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of Common Stock between the exercise date and the date of grant. Subject to the provisions of the 2022 Equity Plan, the administrator will determine the terms and conditions of stock appreciation rights, including when such rights vest and become exercisable (and the administrator will have the discretion to accelerate the time at which such rights will vest or become exercisable) and whether to pay any increased appreciation in cash, shares, or a combination of both. The per share exercise price of a stock appreciation right must be at least 100% of the fair market value a share on the date of grant with respect to United States taxpayers, and the term of a stock appreciation right will be 10 years. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her stock appreciation right for the period of time stated in his or her option agreement. However, in no event may a stock appreciation right be exercised later than the expiration of its terms, except in certain circumstances where the expiration occurs during a period where exercise is not permitted under applicable law, as described more fully in the 2022 Equity Plan.

Restricted Stock

Restricted stock may be granted under the 2022 Equity Plan. Restricted stock awards are grants of shares that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us or members of the company group), and the administrator will have the discretion to accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting but will not have dividend rights with respect to such shares upon grant without regard to the restriction, unless the administrator provides otherwise. Shares of restricted stock as to which the restrictions have not lapsed are subject to our right of repurchase or forfeiture.

Restricted Stock Units

Restricted stock units may be granted under the 2022 Equity Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one Share. The administrator will determine the terms and conditions of restricted stock units including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us) and the form and timing of payment. The administrator will have the discretion to accelerate the time at which any restrictions will lapse or be removed and to settle earned restricted stock units in cash, shares, or a combination of both.

Performance Awards

Performance awards may be granted under the 2022 Equity Plan. Performance awards are awards that will result in a payment to a participant only if objectives established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance objectives in its discretion, which, depending on the extent to which they are met, will determine the value of the payout for the performance awards to be paid out to participants. The administrator will have the discretion to reduce or waive any performance objectives or other vesting provisions for performance awards. Performance awards will have a threshold, target, and maximum payout value established by the administrator on or before to the grant date. The administrator will have the discretion to pay earned performance awards in the form of cash, shares, or in some combination of both.

Non-Employee Directors

The 2022 Equity Plan provides that any non-employee director, in any fiscal year, may not be paid, issued or granted cash retainer fees and equity awards (including awards under the 2022 Equity Plan) with an aggregate value of more than $600,000, increased to $900,000 in connection with the non-employee director’s initial service, with the value of each equity award based on its grant date fair value. For purposes of this limitation, the grant date fair value is determined in accordance with U.S. generally accepted accounting principles. Any cash compensation or equity awards granted under the 2022 Equity Plan to a non-employee director for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

Non-Transferability of Awards

Unless the administrator provides otherwise, the 2022 Equity Plan generally does not allow for the transfer or disposal of awards and only the recipient of an award may exercise an award during his or her lifetime. Any unauthorized transfer will be void.

Dissolution or Liquidation.

If there is a proposed liquidation or dissolution of HeartBeam, the administrator will notify participants at such time before the effective date of such event as the administrator determines and all awards, to the extent that they have not been previously exercised, will terminate immediately before the consummation of such event.

Merger or Change in Control

The 2022 Equity Plan provides that if there is a merger or a “change in control” (as defined under the 2022 Equity Plan) of HeartBeam, each outstanding award will be treated as the administrator determines (subject to the following paragraph) without a participant’s consent, including that an award be continued by the successor corporation or that vesting of awards may accelerate automatically upon consummation of the transaction. The administrator will not be required to treat all awards, portions of awards or participants similarly and may modify awards, subject to the provisions of the 2022 Equity Plan.

If the successor corporation does not continue an award (or some portion of such award), the participant will fully vest in (and have the right to exercise) 100% of the then-unvested shares subject to his or her outstanding options and stock appreciation rights, all restrictions on 100% of the participant’s outstanding restricted stock and restricted stock units will lapse, and, regarding 100% of participant’s outstanding awards with performance-based vesting, all performance goals or other vesting criteria will be treated as achieved at 100% of target levels and all other terms and conditions met. In no event will vesting of an award accelerate as to more than 100% of the award. If options or stock appreciation rights are not continued when a change in control or a merger of HeartBeam with or into another corporation or other entity occurs, the administrator will notify the participant in writing or electronically that the participant’s vested options or stock appreciation rights (after considering the foregoing vesting acceleration, if any) will be exercisable for a period of time determined by the administrator in its sole discretion and all of the participant’s options or stock appreciation rights will terminate upon the expiration of such period (whether vested or unvested).

With respect to awards held by a non-employee director, in the event of a change in control, the non-employee director will fully vest in and have the right to exercise his or her options and/or stock appreciation rights, all restrictions on his or her restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant.

Forfeiture and Clawback

All awards granted under the 2022 Equity Plan will be subject to recoupment under any clawback policy that we are required to adopt under applicable law or listing standards. In addition, the administrator may impose such other clawback, recovery or recoupment provisions in an award agreement as the administrator determines necessary or appropriate, including without limitation to any reacquisition right regarding previously acquired shares or other cash or property. In addition, the administrator may provide in an award agreement that the recipient’s rights, payments, and benefits with respect to such award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an award.

Amendment or Termination

The Amendment to the 2022 Equity Plan will become effective upon shareholder approval and the 2022 Equity Plan will continue in effect until terminated by the administrator, but (i) no incentive stock options may be granted after ten (10) years from the Board approval of the 2022 Equity Plan and (ii) the 2022 Equity Plan’s automatic share reserve increase (as described below) will operate only until the tenth (10th) anniversary of the HeartBeam Board approval of the 2022 Equity Plan. In addition, the HeartBeam Board will have the authority to amend, suspend, or terminate the 2022 Equity Plan, but such action generally may not materially impair the rights of any participant without his or her written consent.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2022 Equity Plan. The summary is based on existing U.S. laws and regulations as of March 31, 2025, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a gain (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for purposes.

Nonstatutory Stock Options

A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the shares acquired through the exercise of the nonstatutory stock option.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the IRS no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Awards

A participant generally will recognize no income upon the grant of a performance award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2022 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for HeartBeam

HeartBeam generally will be entitled to a tax deduction in connection with an award under the 2022 Equity Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and certain “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified individuals will be deductible only to the extent that it does not exceed $1,000,000.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND HEARTBEAM WITH RESPECT TO AWARDS UNDER THE 2022 EQUITY PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Existing Plan Benefits

The following table sets forth the number of shares of common stock for which restricted shares and stock units have been granted under the 2022 Equity Plan between July 11, 2025 (the date of the Company’s 2025 Annual Meeting of shareholders) and June 5, 2026 as to each of the executive officers named in the Summary Compensation Table contained in this proxy statement in the section entitled “Executive Compensation,” each non-employee director, and the various indicated groups.

Name	Stock Awards
Richard Ferrari	174,584
George de Urioste	157,661
Marga Ortigas-Wedekind	144,704
Willem Elfrink	157,661
Mark Strome	138,227
Kenneth Nelson	92,875
Michael Jaff, DO	99,353

The Board believes that long-term incentive compensation programs align the interests of management, employees and shareholders to create long-term shareholder value. Equity plans such as the 2022 Equity Plan increase HeartBeam’s ability to achieve this objective, and, by allowing for several different forms of long-term incentive awards, helps HeartBeam to recruit, reward, motivate, and retain talented personnel. The Board believes that the approval of the Amendment is essential to HeartBeam’s continued success, particularly its ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which HeartBeam will compete. Such awards are also crucial to HeartBeam’s ability to motivate employees to achieve its goals.

Board Recommendation

The Board recommends that the Shareholders vote FOR Proposal 3.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single set of these proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources.

Accordingly, Shareholders who share an address may receive only one copy of this Proxy Statement and the Annual Report unless contrary instructions are received. We will deliver promptly a separate copy of such proxy materials to any Shareholder who resides at a shared address and to which a single copy of the documents was delivered, if the Shareholder makes a request by contacting our Corporate Secretary at 2118 Walsh Avenue, Suite 210, Santa Clara, CA 95050, or by telephone at (408) 899-4443. If you wish to receive separate copies of proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive a single copy for your household, you should contact your broker, bank or other agent if your shares are held in street name. Alternatively, if you are a record holder of our Common Stock, you may contact Broadridge Financial Solutions Inc. either by calling toll-free at 1-800-542-1061, or by writing Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2027 ANNUAL MEETING

If any Shareholder of the Company desires to have a proposal included in the Company’s 2027 proxy statement and form of proxy distributed by the Board pursuant to and in compliance with Rule 14a-8 under the Exchange Act, such proposal must be received at the Company’s offices, 2118 Walsh Avenue, Suite 210, Santa Clara, CA 95050, Attention: Corporate Secretary, not later than February 18, 2027. However, in the event that the Company holds its 2027 Annual Meeting of Shareholders more than 30 days before or 30 days after the one-year anniversary date of the 2026 Annual Meeting of Shareholders, the Company will disclose the new deadline by which shareholder proposals must be received under Item 5 of the Company’s earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform Shareholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON FRIDAY JULY 31, 2026:

The proxy statement for the Annual Meeting and the combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2025 are available at www.proxyvote.com.

OTHER MATTERS

We know of no other matters to be submitted for consideration by the Shareholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend. It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the postage-prepaid envelope enclosed. You may also submit your proxy over the Internet or by telephone. For specific instructions, please refer to the information provided with your proxy card.

By order of the Board of Directors,

/s/ Robert Eno
Robert Eno
Director and Chief Executive Officer

APPENDIX A

FOURTH AMENDMENT TO THE

HEARTBEAM, INC.

2022 EQUITY INCENTIVE PLAN

Effective as of July 31, 2026, HeartBeam, Inc., a Delaware corporation (the “Company”), established, and the shareholders approved, the fourth amendment (the "Fourth Amendment") to the Company’s 2022 Equity Incentive Plan (the “2022 Equity Plan”). By adoption of this instrument, the Company now desires to amend the 2022 Equity Plan to increase the maximum number of shares available for issuance under the 2022 Plan by 3,000,000 from 11,900,000 to 14,900,000 shares.

1.
This Fourth Amendment shall be effective as of the date it is approved by the Company’s shareholders at the Company’s 2026 Annual Meeting and shall be void in the absence of such approval.
2.
Section 3(a)(i) of the 2022 Equity Plan (Shares Subject to the Plan) is hereby amended and restated in its entirety to read as follows:
a.
“Allocation of Shares to Plan. The maximum aggregate number of Shares that may be issued under the Plan is:
i.
14,900,000 Shares of Common Stock that may become available for issuance as a result of recycling of awards under the 2015 Equity Incentive Plan”
3.
This Fourth Amendment shall only amend the provisions of the 2022 Equity Plan referred to above, and those provisions not amended hereby shall be considered in full force and effect, unless the context indicates otherwise.

IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be signed by Robert Eno, a duly authorized officer of the Company, on July 31, 2026.

Dated: July 31, 2026	/s/ Robert Eno
Robert Eno
Director and Chief Executive Officer

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Richard Ferrari	☐	☐	☐
1b. Branislav Vajdic	☐	☐	☐
1c. George A. de Urioste	☐	☐	☐
1d. Marga Ortigas-Wedekind	☐	☐	☐
1e. Willem Elfrink	☐	☐	☐
1f. Mark Strome	☐	☐	☐
1g. Kenneth Nelson	☐	☐	☐
1h. Michael Jaff	☐	☐	☐
1i. Robert Eno	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000709836_1 R2.09.05.010

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is / are available at www.proxyvote.com